Registration Statement No. 333-217200

Filed Pursuant to Rule 433

Dated June 12, 2019

The Dorsey Wright way to trade MLPs is here! MicroSectors has expanded its relationship with @BMO by adding $BMLP. @DorseyWrightDWA, & @Nasdaq. To learn more, visit www.MicroSectors.com

$BMLP trading! Tied to the DWA MLP Select Index which consists of: $ARLP $BSM $CEQP $CQP $EPD $GEL $NGL $NS $PAA $PSXP $SHLX $SPH $SUN $TCP $WES @DorseyWrightDWA www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $ARLP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $BSM. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $CEQP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $CQP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $EPD. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $GEL. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $NGL. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $NS. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $PAA. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $PSXP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $SHLX. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $SPH. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $SUN. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $TCP. $BMLP www.MicroSectors.com

Dorsey Wright MLP Index exchange traded notes on the move today! Index includes $WES. $BMLP www.MicroSectors.com

Do you trade $ARLP? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $BSM? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $CEQP? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $CQP? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $EPD? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $GEL? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $NGL? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $NS? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $PAA? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $PSXP? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $SHLX? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $SPH? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $SUN? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $TCP? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

Do you trade $WES? Check out the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$ARLP is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$BSM is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$CEQP is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$CQP is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$EPD is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$GEL is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$NGL is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$NS is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$PAA is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$PSXP is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$SHLX is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$SPH is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$SUN is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$TCP is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$WES is on the move today!  See how it impacts the Dorsey Wright MLP Index exchange traded notes. $BMLP www.MicroSectors.com

$ARLP announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$BSM announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$CEQP announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$CQP announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$EPD announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$GEL announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$NGL announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$NS announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$PAA announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$PSXP announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SHLX announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SPH announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SUN announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$TCP announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$WES announces earnings next week!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$ARLP announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$BSM announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$CEQP announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$CQP announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$EPD announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$GEL announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$NGL announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$NS announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$PAA announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$PSXP announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SHLX announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SPH announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$SUN announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$TCP announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$WES announces earnings tomorrow!  How will it impact the Dorsey Wright MLP Index exchange traded notes? $BMLP www.MicroSectors.com

$ARLP announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$BSM announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$CEQP announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$CQP announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$EPD announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$GEL announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$NGL announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$NS announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$PAA announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$PSXP announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SHLX announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SPH announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SUN announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$TCP announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$WES announces earnings tomorrow!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$ARLP announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$BSM announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$CEQP announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$CQP announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$EPD announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$GEL announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$NGL announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$NS announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$PAA announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$PSXP announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SHLX announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SPH announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$SUN announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$TCP announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

$WES announces earnings today!  Will the Dorsey Wright MLP Index exchange traded notes be on the move? $BMLP www.Microsectors.com

MICRO SECTORS NASDAQ DORSEY WRIGHT Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SEC's website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by the prospectus supplement and product supplement) if you request it by calling its agent toll-free at 1-877-369-5412.